BYLAWS

                                       OF

                       AVIATION UPGRADE TECHNOLOGIES, INC.



                                    SECTION I

                            Meetings of Shareholders

     1.1 Annual Meeting. An annual meeting of the shareholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held each year on the 30th day of November, provided the board of directors may fix some other date before or after said above date. If the day designated above or fixed by the board for the annual meeting shall be a Sunday or other legal holiday in the state where held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated above or fixed by the board for any annual meeting of the shareholders, or at an adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be done.

     1.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the board of directors, and shall be called by the president or any vice president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

     1.3 Place of Meeting. Meetings of the shareholders shall be held at the registered office of the corporation or at such other place as fixed by the board and stated in the notice of the meeting.

     1.4 Notice of Meeting. Written or printed notice stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail or by telex or facsimile transmission, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

     1.5 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other

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proper  purpose,  the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the board of directors declaring such dividend is adopted, as the case i-nay be, shall be the record
date  for  such   determination  of   shareholders.   When  a  determination  of
shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof.

     1.6 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make prior to each meeting of shareholders a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged, by alphabetical order, with the address of and the number of shares held by each, which list, beginning two (2) business days after the notice of meeting is first given for such meeting and continuing through such meeting, shall be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     1.7 Quorum. Except as otherwise provided by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Though less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     1.8 Proxies. At all meetings of shareholders a shareholder is entitled to vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     1.9 Voting. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. At each election for directors each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted. If a quorum is present all elections shall be by plurality vote and upon any question the affirmative vote of the shares represented at the meeting


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 and  entitled  to vote shall be the act of the  shareholders  unless  upon some matter the vote of a greater number of shares is specifically required by law, the articles or these bylaws. the vote for directors and, upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot; provided that nothing herein or in the articles shall prevent the shareholders, by unanimous approval of all stock represented at the meeting, from voting for directors by suspending the foregoing provision of the bylaws and instructing the secretary to cast the unanimous ballot of all stock represented in favor of the persons nominated for directors where not more than the number of persons to be elected as directors have been nominated.

     1.10 Order of Business. At all meetings of the shareholders, so far as practicable and unless otherwise determined by the shareholders, the following order of business shall be observed:

      (a) Meeting called to order.
      (b) Ascertainment of quorum.
      (c) Report of secretary as to notice of meeting.
      (d) Reading and approval, or waiver of reading, of minutes of last meeting of shareholders.
      (e) Items of business as set forth in notice of meeting.
      (f) Address or comments of president or other officers.
      (g) Any additional business presented and by the presiding officer deemed in order.
      (h) Adjournment.

     1.11 Shareholder Ratification. Any contract, transaction, or act of the corporation or of the directors or officers or of any committee which shall be ratified by the holders of a majority of the stock of the corporation voting at any validly held meeting, annual or special, at which a quorum is present, shall, unless a greater vote is specially required by law, be as valid and as binding as though ratified by every shareholder of the corporation, but this provision imposes no obligation to present any contract, transaction, or act to any such shareholders' meeting for ratification; provided, however, that any failure of the shareholders to approve or ratify such contract, transaction, or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors, or officers of their rights to proceed with such contract, transaction, or act.

                                    SECTION 2

                               Board of Directors

     2.1 General Powers. The business and affairs of the corporation shall be managed by its board of directors (hereinafter "the board").

     2.2 Number, Tenure, and Qualifications. The number of directors of the corporation shall be not less than one nor more than thirteen, as determined by the board. Directors need not be residents of the State of Nevada or shareholders of the corporation. Each director shall


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hold  office  until  the next  annual  meeting  of  shareholders  and  until his successor shall have been elected and shall qualify, or until his death or until he or she shall resign or shall have been removed. A resignation by a director shall be in writing and delivered to the secretary and shall take effect upon
delivery,   unless  the   resignation   indicates   that  a  different  time  of
effectiveness is intended.

     2.3 Regular Meetings. A regular meeting of the board (which shall be its annual meeting) shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. The board may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

     2.4 Special Meetings. Special meetings of the board may be called by or at the request of the chairman, president, secretary, or any director. The person or persons authorized to call special meetings of the board may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the board called by them.

     2.5 Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by facsimile transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or bylaws or any provision of law, a waiver thereof in writing signed at any time, whether before or after the time of meeting by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in the notice or waiver of notice of such meeting.

     2.6 Quorum. Except as otherwise provided by law or these bylaws, 60% of the elected directors shall constitute a quorum for the transaction of business at any meeting of the Board, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

     2.7 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board, unless the act of a greater number is required by law or by the articles or by these bylaws.

     2.8 Vacancies. Any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual shareholders' election by the affirmative vote of a majority of the directors then in office though less than a quorum of the Board.


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     2.9  Compensation  The Board,  by the  affirmative  vote of a  majority  of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board, the directors may be paid their expenses, if any, of attendance at each meeting of the board.

     2.10 Presumption of Assent. A director of the corporation who is present at a meeting of the Board or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he or she shall deliver his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the secretary of the corporation immediately after the adjournment of the meeting or unless he or she objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     2.11 Executive Committee. The board of directors may establish an executive committee of the board of directors and may select the members of the board to be members of the executive committee. The executive committee shall exercise all of the authority of the board at such times as the board is not in session.

                                    SECTION 3

                           Waivers and Informal Action

     3.1 Waiver of Notice by Shareholder or Director. Whenever any notice is required to be given to any shareholder or director a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     3.2 Informal Action by Shareholders or Directors. Any action required or permitted to be taken at a meeting of the shareholders or directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by minimum number of shareholders required by the Nevada Business Corporation Act entitled to vote with respect to the subject matter thereof or by all the directors as the case may be. A committee of the board may also take action by such a consent signed in writing by all the members of the committee.

                                    SECTION 4

                                    Officers

     4.1 Number. The officers of the corporation may consist of such officers as elected by the board, which may include without limitation a chairman of the board, a president, one or


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more vice presidents, a secretary, and a treasurer, and such assistants or other officers as may be elected or appointed by the board.

     4.2 Election and Term. The officers of the corporation shall be elected annually by the board at the first meeting of the board held following each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created mid filled at any meeting of the board. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he or she shall resign or shall have been removed in the manner hereinafter provided. A resignation by an officer shall take effect when delivered to the president or to the chairman of the board unless the resignation indicates that a different time of effectiveness is intended.

     4.3 Removal. Any officer or agent elected or appointed by the board may be removed by a majority of the whole board whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights. A removal of an officer shall take effect upon action of the board or as otherwise determined by the board at the time of removal.

     4.4 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the board for the unexpired portion of the term.

     4.5 Chairman of Board. The chairman of the board shall preside at all meetings of the board of directors at which he or she may be present. The chairman of the board shall preside at meetings of the shareholders. Except where by law the signature of the president or a vice president is specifically required the chairman shall possess the same power as the president to sign contracts and other instruments of the corporation which may be authorized by the board of directors. The chairman shall consult with, advise, and aid the other officers in determination of questions and in the handling of matters relating to corporate finances and general corporate policies. The chairman shall have such other powers and duties as the board may call upon him to perform. The chairman shall be the chief executive officer of the corporation.

     4.6 President. The president shall be an executive officer of the corporation and, subject to the control of the board, shall in general supervise and control all the business and affairs of the corporation. If no chairman of the board is serving or in his absence or disability the president shall preside at meetings of the board. He or she shall have authority, subject to such rules as may be prescribed by the board, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the president. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports, and all other documents or


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instruments   necessary   or  proper  to  be  executed  in  the  course  of  the
corporation's regular business, or which shall be authorized by resolution of the board; and, except as otherwise provided by law or the board, he or she may authorize any vice president or other officer or agent of the corporation to sign, execute, and acknowledge such documents or instruments in his place and stead. In general he or she shall perform all duties incident to the office of president and such other duties as may be prescribed by the board from time to time.
    4.7 Vice Presidents. At the request of the president or in the event of the death, inability, or refusal to act when instructed by the board of directors, the vice president (or, in the event there be more than one vice president, the vice presidents in the order designated by the board at the time of election or subsequently, or in the absence of any such designation by the chairman of the board of directors if a chairman has been elected and is serving) shall perform the duties of the president, and when so acting shall have the powers of the president subject to all restrictions upon the president. Any vice president may sign, with the secretary or assistant secretary, certificates for the shares of the corporation; and each vice president shall perform such other duties and have such authority as from time to time may be assigned to him by the board of directors or in the absence of board action by the president.
    4.8 Secretary. The secretary shall attend meetings of the shareholders and of the board and shall keep minutes of all their proceedings and have custody of the minute books. He or she shall give all notices of meetings as required hereunder or by law. He or she shall direct the keeping of stock records showing the name of the shareholder, the shareholder's address, amount of stock held, time of acquisition of stock, time of transfer of stock. In general he or she shall perform all duties usually incident to the office of secretary of a corporation and as may be delegated to him by the board or the president.
    4.9 Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation. From time to time he or she shall render a statement of the condition of the finances of the corporation at the request of the board. If required by the board, he or she shall give a bond for the faithful performance of his duties. In general, he or she shall perform all duties usually incident to the office of treasurer of a corporation as may be delegated to him by the board or the president.
    4.10 Assistants. An assistant secretary and an assistant treasurer shall have such duties as may be assigned by the secretary or treasurer, respectively, or by the chairman or by the board. If any other officer is elected or appointed by the board, he or she shall have such duties as assigned by the board or by the chairman.
    4.11 Other Officers; General. Other and additional duties as to the board or chairman seem desirable may at any time be required from or placed upon any officer. The same person may hold more than one office. The board may select additional officers; and in case of the absence of any officer, or for any other reason that the board may deem sufficient, the board may allocate and delegate for the time being the powers or duties, or any of them, of such officer to any other officer or to any other employee provided a majority of the whole board concurs therein.


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Pending  action by the board,  the chairman shall have authority to allocate and delegate duties.

     4.12 Salaries. The salaries of the officers shall be fixed from time to time by the board, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.
     4.13 Voting Upon Stocks. Unless otherwise ordered by the board of directors, the chairman, or the president when duly authorized by the chairman, shall have full power and authority on behalf of the corporation to attend, act, and vote at any meeting of stockholders of any company in which the corporation may hold stock or other security and at any such meeting may exercise on behalf of the corporation all rights and powers incident to the ownership of such security, and shall have power to execute and deliver on behalf of the corporation proxies and consents in connection with the exercise by the corporation of rights and powers incident to the ownership of any such security. The board from time to time may confer like powers upon any other person or persons.

     4.14 Transfer of Stocks. If a stock certificate or other security, registered in the name of the corporation, is sold or otherwise disposed of by the corporation an endorsement thereof by the chairman or treasurer of the corporation may be relied upon by anyone without need for a board resolution.

                                    SECTION 5

               Contracts, Loans, Checks and Deposits

     5.1 Contracts. The board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

     5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the board. Such authorization may be general or confined to specific instances.

     5.3 Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the board.

     5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as may be selected by or under the authority of the board.

                                    SECTION 6


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                          Indemnification of Directors

     6.1 Indemnification of Directors and Others. The corporation shall indemnify tile directors, officers, employees and agents of the corporation to tile maximum extent authorized by the Nevada Business Corporation Act as the same (or any substitute provision therefor) from time to time may be in effect. The board of directors may authorize the corporation to purchase and maintain liability insurance as in such law provided.

      6.2 Conduct of Directors.

     (a) A director shall discharge that director's duties as a director, including the director's duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation.

     (b) In discharging the director's duties a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

     (i) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

     (ii) Legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or

     (iii)A committee of the board of directors of which the director is not a member if the director reasonably believes the committee merits confidence.

     (c) A director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (b) unwarranted.

     (d) A director if not liable for any action taken as a director, or any failure to take any action, if the director performed the duties of the director's office in compliance with this section, or if, and to the extent that, liability for any such action or failure to act has been limited by the articles of incorporation.


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     6.3  Conduct of Officers.

     (a) An officer with discretionary authority shall discharge the officer's duties under that authority in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the officer reasonably believes to be in the best interests of the corporation.

     (b) In discharging the person's duties, an officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented, by either:

     (i) One or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or

     (ii) Legal counsel, public accountants, or other persons as to matters the officer reasonably believes are within the person's professional or expert competence.

     (c) An officer is not acting in good faith if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (b) unwarranted.

     (d) An officer is not liable for any action taken as an officer, or any failure to take any action, if the officer performed the duties of the officer's office in compliance with this section.

     6.4  Director Conflict of Interest.

     (a) A conflict of interest transaction is a transactions with the corporation in which a director of the corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the corporation solely because of the director's interest in the transaction if any one of the following is true:

     (i) The material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors and the board of directors or committee authorized, approved, or ratified the transaction;

     (ii) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

     (iii) The transaction was fair to the corporation.

     (b) For purposes of this section, a director of the corporation has an indirect interest in a transaction if either:

     (i) Another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or

(ii)
Another entity of which the director is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the board of directors of the corporation.

     (c) ( c ) For purposes of subsection (a), paragraph (i), a conflict of interest transaction is (d) authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the board of directors or on the committee, who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under subsection (a), paragraph (i), if the transaction is otherwise authorized, approved, or ratified as provided in that subsection.


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     (d) For purposes of subsection (a),  paragraph (ii), a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in subsection (b), paragraph (i), shall not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under subsection (a), paragraph (ii). The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of these bylaws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.

                                    SECTION 7

            Certificates for Shares and Their Transfer

     7.1 Certificates for Shares. Certificates representing shares of the corporation shall be in form approved by the board. Such certificates shall be signed by the chairman or the president and by the secretary or an assistant secretary. Any such signature may be by facsimile if a transfer agent and registrar are also serving. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board may prescribe.

     7.2 Transfer of Shares. The transfer of shares of the corporation and the registration thereof on the transfer books of the corporation shall be governed in all respects by Chapter 554, Article VIII of the Uniform Commercial Code of Nevada, as the same may be amended, dealing with investment securities. Except as otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     7.3 Lost Certificate. The corporation shall issue a new certificate for shares of stock in the place of any certificate theretofore issued where the owner of the shares claims that the certificate has been lost, destroyed, or wrongfully taken if the owner:

     (a) so requests before the corporation has notice that the security has been acquired by a bona fide purchaser; and

     (b) files with the corporation a sufficient indemnity bond; and

     (c) satisfies any other reasonable requirement imposed by the corporation.


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     7.4 Transfer Agent and Registrar. The board of directors by resolution, may
(but shall not be required to) appoint a transfer agent and registrar of its stock and make any provisions with respect thereto as the board in its discretion deems appropriate.

                                    SECTION 8

                                  Miscellaneous

     8.1 Seal. The corporation shall have no seal.

     8.2 Fiscal Year. The fiscal year of the corporation shall begin on the first day of January each year and end on the following December 31st.

     8.3 Accounting Method. The corporation shall use the accrual method of accounting.

     8.4 Amendment. Subject only to limitations imposed by law these bylaws may be altered or amended or repealed and new bylaws adopted by a majority vote of the directors at the time serving at any annual meeting of the board, or at any special meeting of the board provided amendment has been given to or waived by all directors.


Secretary


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